EXHIBIT 99.1

Ur-Energy Provides Production and Construction Updates

Including its Leadership Position as a Strategic Producer of US Uranium

Littleton, Colorado (ACCESSWIRE – February 10, 2025) Ur-Energy Inc. (NYSE American: URG) (TSX: URE) (the “Company” or “Ur-Energy”) provides the following updates on the growing strategic importance of its leading US production portfolio anchored by its operating Lost Creek ISR uranium project and near-term production growth from the addition of its Shirley Basin ISR project currently under construction.

Production at Lost Creek continues to grow as set forth below. In 2025, we look forward to the build out of our Shirley Basin Project with commissioning expected to start in January 2026. Operations at Shirley Basin will increase Ur-Energy's licensed production capacity by approximately 83%. Continued global support for nuclear energy and initial actions taken by the Trump administration in the US indicate growing acceptance for nuclear energy.

Largest Uranium Producer in the US

Ur-Energy is proud to announce that Lost Creek is the largest uranium producer in the US according to the US Energy Information Administration’s (“EIA”) Domestic Uranium Production Report Third Quarter 2024 released in December 2024. The EIA report indicates that Lost Creek produced significantly more uranium in each quarter than any other mine in the US from Q3 2023 through the last reporting period of Q3 2024. We are also pleased to note that Lost Creek’s life of mine production exceeded 3.0 million pounds in Q3 2024.

Lost Creek Production

Ramp up continued at Lost Creek with six header houses coming online in 2024. Most recently, Header House (HH) 2-12 came online in late January 2025. The average production solution head grade in Q4 2024 was 66.2 mg/L.  We captured approximately 81,767 pounds U3O8 in Q4 2024, and a total of 265,744 pounds U3O8 in 2024, which was in line with our most recent guidance (see Ur-Energy’s November 6, 2024 news release). We drummed 74,006 pounds U3O8 in Q4 2024 and a total of 249,210 pounds U3O8 in 2024.

We currently have 20 drill rigs turning at Lost Creek, which is adequate for our present development requirements and our planned exploration efforts for 2025. The Casper shop is functioning well and is capable of meeting our present header house development needs. At present, we have a full complement of approximately 85 Lost Creek employees and note that retention has improved in recent months. Significant repairs on Dryer #1 were completed in Q4 2024 allowing us take Dryer #2 down in January 2025 for minor maintenance repairs, which are expected to be completed in February at which time both dryers should be available for production. We will provide further updates in our 2024 Annual Report on Form 10-K, which is anticipated to be filed on or before March 10, 2025.

2025 Exploration Programs

This summer, we plan to conduct exploration programs designed to grow our reported uranium mineral resources in the Great Divide Basin.  In addition to the Lost Creek permit area, we hold certain adjoining projects that together total more than 35,000 acres. These properties contain many prospective exploration targets, which we are currently evaluating for the 2025 exploration program. Drilling may also take place at others of our mineral properties in the Great Divide Basin, Wyoming. At this point, we expect to utilize our current drill rig fleet to drill approximately 180 exploration holes and 20 wells.

Shirley Basin Development

Installation of 120 monitor wells for the first mine unit at Shirley Basin (SB MU1) was completed in 2024 and hydrologic testing yielded excellent results that are consistent with historic test results. Installation of downhole pumps in the monitor wells will begin in the coming weeks allowing baseline sampling to be completed this spring. Installation of SB MU1 production wells will begin in Q2 2025 utilizing approximately six drill rigs, which will be in addition to the 20 rigs dedicated to Lost Creek.

Subsequent to year-end, we initiated production and injection testing of representative wells in Mine Unit 1 to facilitate better engineering of pumping and pipeline systems. The tests and related analyses are ongoing. Tests to date indicate that flow rates are strong. We expect flow rates will vary throughout the project but the production rates in the test patterns were within the range of 70 to 80 gpm. These rates are consistent with the high historic inflow of water into the underground workings at Shirley Basin in the early 1960s that drove innovation toward in situ mining at the project and resulted in the recovery of 1.5 million pounds of U3O8 through ISR, before other mining methods were initiated.

Power supply to the satellite plant construction area has been completed and the line is energized. The access road is complete, and the septic system is installed. Construction of fifteen IX columns remains on target with delivery expected in Q3 2025. Our purchasing program for equipment and materials continues, with an emphasis on continually reviewing the timing for long lead-time purchases such as electronic components and resin for capture of uranium. A contract has been signed with the local power company to upgrade the existing electrical substation with the goal of completing the upgrade early in Q4 2025. A backup trailer-mounted substation is available if the upgrade is not timely completed.

Initial plans to construct new offices and shops were revised in favor of installing modular offices and utilizing existing buildings for shops. Pictures of ongoing upgrades, which will be largely complete in Q1 2025, are shown below. The modular office space will be approximately 2,400 square feet and the building is scheduled to be delivered in Q3 2025. Additional modular office and facility buildings have been purchased and are on site at Shirley Basin.

All required permits for the construction and development of Shirley Basin have been received. We continue to expect construction at Shirley Basin to be complete in late 2025 with a pre-operation inspection by the State of Wyoming following soon after.

Interior of conventional mine “lube bay” that is being updated so it can be used for maintenance activities. Total square footage is 4,000.

Interior of the conventional mine “wash bay” that is being updated for use as a drilling and logging building. Total square footage is 4,400.

Interior of the conventional mine medical building that is being updated for office and warehouse space. Total square footage of 2,800.

Initial topsoil stripping and compaction for the Shirley Basin satellite plant.

Strategic Assets Aligned with Recent Executive Orders from the White House

The Trump administration has prioritized several initiatives which the Company believes highlight the strategic value of its US uranium mines. Executive Orders were recently signed to increase domestic energy and critical minerals production and strengthen American leadership in Artificial Intelligence (“AI”). AI infrastructure has energy needs that are multiples of traditional data centers. Nuclear energy will play an integral role in filling this need as a clean, cost-effective source of baseload power as evidenced by the landmark 20-year Power Purchase Agreement between Constellation Energy and Microsoft which included the restart of the Three Mile Island Unit 1 nuclear reactor.

In addition, the Trump administration has noted that it may implement tariffs on certain countries as a means to strengthen border security and address trade deficits which may be beneficial for US uranium producers that intend to supply US utilities.  Last week, Department of Energy Secretary Wright issued a secretarial order titled “Unleashing the Golden Era of American Energy Dominance.” The order states, in part, “[t]he long-awaited American nuclear renaissance must launch during President Trump’s administration. As global energy demand continues to grow, America must lead the commercialization of affordable and abundant nuclear energy.”

As the largest uranium producer in the US with a strong organic growth profile, it is an exciting time in the Company’s history. Ur-Energy is pleased to play an important role in domestic energy production and security. We take this responsibility seriously and will continue to focus on responsible production, resource development and exploration.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in situ recovery uranium facility in south-central Wyoming. We have produced and packaged approximately 2.8 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is advancing Shirley Basin construction and development following the March 2024 ‘go’ decision for the mine. We await the remaining regulatory authorization for the expansion of Lost Creek. Ur‑Energy is engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur‑Energy’s common shares is on the NYSE American under the symbol “URG.” Ur‑Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is in Littleton, Colorado and its registered office is in Ottawa, Ontario.

FOR FURTHER INFORMATION, PLEASE CONTACT

John W. Cash, Chairman, CEO & President

720-981-4588, ext. 303

John.Cash@Ur-Energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., ability to continue to ramp-up production at Lost Creek, including addressing ongoing maintenance, staffing and drill rig issues; the outcome of the planned exploration program to grow our mineral resources, including timing for the program, and results of drilling; timing and ability to complete build out of Shirley Basin as currently projected, including among other variables, construction, purchasing, and securing drill rigs; how the current plans of the Trump administration may affect our industry and our business and whether growing global support for nuclear energy will continue) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedarplus.ca and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.